UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INVESCO BOND FUND

INVESCO MUNICIPAL INCOME

OPPORTUNITIES TRUST

INVESCO QUALITY MUNICIPAL

INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Invesco Bond Fund

Invesco Municipal Income Opportunities Trust

Invesco Quality Municipal Income Trust

Joint Annual Meeting of Shareholders

To be Held August 26, 2015

Dear Shareholder,

You should have received proxy materials concerning the Joint Annual Meeting of Shareholders of certain Invesco closed-end funds, to be held at 1555 Peachtree Street, N.E., Atlanta, Georgia 30309, on August 26, 2015, at 11:00 a.m. Eastern Daylight Time. We are sending this reminder to encourage you to vote, or to provide voting instructions to your broker or bank, as soon as possible. Your vote is extremely important, no matter how many shares you hold.

At the meeting, shareholders of each Fund listed above will be asked to elect certain trustees to the Fund’s Board of Trustees and to approve the elimination of the fundamental restriction prohibiting investments in other investment companies. The Board of Trustees of each Fund recommends that you vote FOR ALL of the nominees to the Board of Trustees and FOR the elimination of the fundamental investment restriction prohibiting investments in other investment companies.

Important Information on Proposal 2

The New York Stock Exchange (NYSE) has advised us that the proposal to eliminate the fundamental restriction prohibiting investments in investment companies is a “routine” matter under the NYSE Rules. This means that brokers and nominees that are members of the NYSE have the authority to vote a beneficial owner’s shares on Proposal 2 even without instructions from the beneficial owner. We therefore do not expect there to be any broker non-votes regarding Proposal 2, as indicated in the proxy statement.

Every vote is important. If shareholders fail to vote their proxies, a Fund may not receive enough votes to go forward with the August 26, 2015 shareholder meeting. If this happens, additional solicitations may have to be made to obtain a quorum, or proxies may have to be resent to shareholders.

Voting is easy and may take place in the following ways:

•	You may vote your shares at www.proxy-direct.com. You will need the control number from your proxy card to vote on the Internet. Because Internet voting is the most economical way to vote your proxy, we encourage all shareholders to use this method.

•	You may call in your vote to a 24-hour automated system at 1-800-337-3503. You will need the control number from your proxy card to vote by telephone.

•	You may indicate your vote on the proxy card and return it in the postage-paid envelope mailed to you with the proxy materials.

•	If you attend the meeting, you may vote your shares in person. Please notify us by calling 1-800-952-3502 if you plan to attend the meeting.

If you have questions about your proxy statement or the voting process, please contact your financial consultant or call Invesco toll-free at 1.800.341.2929, option 2 any business day between 7:30 a.m. and 4:30 p.m. CT.